SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐ Definitive Proxy Statement
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☐ Soliciting Material Under Rule 14a-12

BUCKEYE PARTNERS, L.P.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF CONSENT SOLICITATION
CONSENT SOLICITATION STATEMENT
SUMMARY
THE PLAN AND PROPOSED AMENDMENTS
THE CONSENT SOLICITATION
INTEREST OF DIRECTORS AND EXECUTIVE OFFICERS IN PROPOSED AMENDMENTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PLEASE NOTE:

January     , 2005

NOTICE OF
CONSENT SOLICITATION

To our Unitholders:

          We are soliciting your consent to amend certain provisions of the Unit Option and Distribution Equivalent Plan, as amended and restated through April 24, 2002 (the “Plan”), of BUCKEYE PARTNERS, L.P., a Delaware limited partnership (“we,” “us,” or the “Partnership”).

          We are proposing certain amendments (the “Proposed Amendments”) that require the approval of the limited partners of the Partnership (“Unitholders”). The Proposed Amendments would, among other things, increase the number of Units authorized for issuance under the Plan from 720,000 Units (of which 680,400 have been granted to date) to 1,400,000 Units. The Proposed Amendments are described in more detail in the accompanying Consent Solicitation Statement.

          Unitholders of record at the close of business on December 31, 2004 are entitled to receive notice of and to vote in the Consent Solicitation. We are asking the Unitholders to consider and vote on the Proposed Amendments as a single proposal that will require the approval of Unitholders holding a majority of our limited partnership units (“Units”) outstanding as of the close of business on the record date. THE BOARD OF DIRECTORS OF BUCKEYE GP LLC, OUR GENERAL PARTNER, HAS VOTED UNANIMOUSLY TO RECOMMEND THAT THE UNITHOLDERS VOTE FOR THE PROPOSED AMENDMENTS.

          The Proposed Amendments can only be adopted following the required approval of the Unitholders. YOUR VOTE IS IMPORTANT. Failure to return the enclosed Consent form will have the same effect as a vote against the Proposed Amendments. We encourage you, therefore, to review the enclosed Consent Solicitation Statement and to complete, date, sign and mail your Consent in the enclosed postage-paid envelope, or forward the enclosed letter of instruction to your broker or nominee, as soon as possible.

          The Consent Solicitation will expire at, and your Consent must be received by, 5:00 p.m., eastern standard time, on February 28, 2005 (the “Expiration Date”). The Consent Solicitation may be extended by the General Partner for a specified period of time or on a daily basis until the consents necessary to adopt the Proposed Amendments have been received. You may revoke your Consent at any time up to 5:00 p.m., eastern standard time, on the Expiration Date.

William H. Shea, Jr.
Chief Executive Officer and President
Buckeye GP LLC,
as General Partner

Buckeye Partners, L.P.

BUCKEYE PARTNERS, L.P.
5002 Buckeye Rd.
Emmaus, Pennsylvania 18049

CONSENT SOLICITATION STATEMENT

     This Consent Solicitation Statement is being furnished to the holders of limited partnership units (“Units”) of Buckeye Partners, L.P. (the “Partnership”) as of the close of business on December 31, 2004 (the “Record Date”) in connection with the solicitation (the “Solicitation”) of consents of the holders of Units (“Unitholders”) to approve Proposed Amendments (as defined below under “The Plan and Proposed Amendments”) to the Partnership’s Unit Option and Distribution Equivalent Plan (the “Plan”). This Consent Solicitation Statement and the enclosed form of Consent are being mailed to Unitholders on or about January  , 2005.

     The enclosed consent is being solicited by and on behalf of the Board of Directors of Buckeye GP LLC, the general partner of the Partnership (the “General Partner”). The Proposed Amendments will be considered and voted on by Unitholders as a single proposal. A copy of the Plan containing the Proposed Amendments is attached to this Consent Solicitation Statement as Appendix A.

     Only Unitholders of record at the close of business on the Record Date are entitled to vote on the Proposed Amendments. Adoption of the Proposed Amendments requires the receipt of affirmative consents of Unitholders holding a majority of the Units outstanding.

     The Proposed Amendments have been approved unanimously by the Board of Directors of the General Partner, as being in the best interests of the Partnership and the Unitholders. The Board of Directors of the General Partner unanimously recommends that you vote FOR the Proposed Amendments.

     This Solicitation will expire at, and your consent must be received by, 5:00 p.m., eastern standard time, on February 28, 2005 (the “Expiration Date”). The General Partner may extend this Solicitation for a specified period of time or on a daily basis until the consents necessary to adopt the Proposed Amendments have been received. You may revoke your consent at any time before 5:00 p.m., eastern standard time, on the Expiration Date.

     If you have any questions about this Consent Solicitation Statement, please call MacKenzie Partners, Inc. at 800-322-2885 (toll free) or 212-929-5500 (collect) or Stephen R. Milbourne, the Partnership’s Manager of Investor Relations, at 800-422-2825.

     This Consent Solicitation Statement is dated January   , 2005.

SUMMARY

     This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the Proposed Amendments fully and for a more complete description of the specific steps involved, you should read this entire document carefully (including its appendices) and the documents that have been incorporated by reference in this Consent Solicitation Statement.

The Partnership

     The Partnership is a publicly traded master limited partnership organized in 1986 under the laws of the State of Delaware. Its principal line of business is the transportation, terminalling and storage of refined petroleum products in the United States for major integrated oil companies, large refined products marketing companies and major end users of petroleum products on a fee basis through facilities that it owns and operates.

     The Partnership owns and operates one of the largest independent refined petroleum products pipeline systems in the United States in terms of volumes delivered, with approximately 4,500 miles of pipeline serving 13 states. It also operates approximately 1,300 miles of pipeline under agreements with major oil and chemical companies. Further, it owns and operates 38 refined petroleum products terminals with aggregate storage capacity of approximately 15.4 million barrels in Illinois, Indiana, Massachusetts, Michigan, Missouri, New York, Ohio and Pennsylvania.

The Plan

     The Buckeye Partners, L.P. Unit Option and Distribution Equivalent Plan (the “Plan”) is intended to benefit the Partnership in attracting and retaining selected officers and key employees of the Partnership, the General Partner and affiliates by enabling such persons to acquire or increase their proprietary interest in the Partnership and encouraging them to perform effectively and to use their best efforts to promote the growth and profitability of the Partnership. The Plan provides for the grant of options to acquire Units. In certain cases options may be granted with distribution equivalents, which provide the optionee with an accrual of an amount equal to the regular quarterly Partnership distribution on the number of unvested Units subject to the option, subject to certain adjustments.

The Proposed Amendments

     The Proposed Amendments would amend the Plan to increase the number of Units authorized for issuance under the Plan from 720,000 Units (of which 680,400 have been granted to date) to 1,400,000 Units. The Proposed Amendments also (i) update the description of which employees are eligible to receive option grants under the Plan, (ii) eliminate references to the loan program of the General Partner, which is no longer in effect, (iii) permit participants to pay the exercise price of options through a broker-assisted exercise under Regulation T of the Federal Reserve Board, (iv) extend the term of the Plan to the earlier of the 20th anniversary of the effective date of the Proposed Amendments or the date on which all Units available for issuance under the Plan have been issued, (v) limit the increase in distribution equivalents based on achievement of corporate performance goals to a maximum of 200% of the distribution equivalents otherwise credited to the optionee’s account, and (vi) make other clarifying and updating changes consistent with current applicable law.

Required Vote

     The Proposed Amendments will be considered and voted on by Unitholders as a single proposal. Adoption of the Proposed Amendments requires the receipt of affirmative consents of Unitholders holding a majority of the Units outstanding.

     Interest of Directors and Executive Officers

     Since July 14, 1998, members of the Board of Directors and executive officers of the General Partner have not been eligible to receive grants of Unit options under the Plan or to receive any material increases in benefits with respect to previously granted Unit options as a result of Plan amendments. The Proposed Amendments do not change these limitations on eligibility. Accordingly, apart from the interests of the Partnership in having the Proposed Amendments approved, the members of the Board of Directors and the executive officers of the General Partner do not have a substantial interest in the passage of the Proposed Amendments.

THE PLAN AND PROPOSED AMENDMENTS

Approval of the 2005 Amendment and Restatement of the Partnership’s Unit Option and Distribution Equivalent Plan

     The Partnership maintains the Buckeye Partners, L.P. Unit Option and Distribution Equivalent Plan. The Board of Directors of the General Partner (the “Board”) approved an amendment and restatement of the Plan that, assuming it is approved by the Unitholders as a result of this Solicitation, will be effective as of March 1, 2005. The amendments contained in the amended and restated Plan are referred to in this document as the “Proposed Amendments.” The essential features of the Plan, as amended by the Proposed Amendments, are summarized below.

Proposed Amendments

     The Proposed Amendments to the Plan will increase the number of Units authorized for issuance under the Plan from 720,000 Units (of which 680,400 have been granted to date) to 1,400,000 Units. The Proposed Amendments to the Plan also (i) update the description of which employees are eligible to receive option grants under the Plan, (ii) eliminate references to the loan program of the General Partner, which is no longer in effect, (iii) permit participants to pay the exercise price of options through a broker-assisted exercise under Regulation T of the Federal Reserve Board, (iv) extend the term of the Plan to the earlier of the 20th anniversary of the effective date of the Proposed Amendments or the date on which all Units available for issuance under the Plan have been issued, (v) limit the increase in distribution equivalents based on achievement of corporate performance goals to a maximum of 200% of the distribution equivalents otherwise credited to the optionee’s account, and (vi) make other clarifying and updating changes consistent with current applicable law.

Purpose

     The Plan is intended to benefit the Partnership in attracting and retaining selected officers and key employees of the Partnership, the General Partner and affiliates by enabling such persons to acquire or increase their proprietary interest in the Partnership and encouraging them to perform effectively and to use their best efforts to promote the growth and profitability of the Partnership.

     The Partnership is seeking Unitholder approval of the Plan in order to comply with New York Stock Exchange requirements and the Plan requirements.

Plan Provisions

     The Plan provides for the grant of options to acquire Units. In certain cases options may be granted with distribution equivalents, which provide the optionee with an accrual of an amount, subject to adjustment in the discretion of the Committee, equal to the regular quarterly Partnership distribution on the number of unvested Units subject to the option.

     Options granted under the Plan are non-statutory options, which are not intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The Plan is neither subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, nor qualified under Section 401(a) of the Code.

     Administration. The Plan may be administered by the Board or by a committee consisting of at least two members of the Board. The Board or committee that administers the Plan is referred to as the “Committee.” The Board currently administers the Plan.

     The Committee may authorize one or more officers of the General Partner to designate optionees and determine the number of options to be received by such optionees, provided that the authorizing resolution specifies the total number of options that may be so awarded.

     Subject to the express provisions of the Plan, the Committee is authorized to construe and interpret the Plan, to establish rules for administering the Plan and to make all determinations necessary or appropriate for the administration of the Plan, including determinations concerning the officers and key employees to whom options will be granted, the time or times at which options will be granted, the terms and provisions of the respective option agreements, the number of Units subject to each option, and the extent to which options may be granted with distribution equivalents. Grants of options under the Plan need not be uniform among optionees.

     Eligibility. Persons eligible to receive options under the Plan are officers and key employees of the Partnership, the General Partner and affiliates, as determined by the Committee. However, the following individuals are not eligible to receive options under the Plan or material increases in benefits with respect to previously approved options: (1) a member of the Board, or (2) an officer of the General Partner whose compensation is not reimbursed by the Partnership pursuant to the terms and conditions of the Third Amended and Restated Exchange Agreement, dated as of December 15, 2004. The Partnership’s workforce is employed by Buckeye Pipe Line Services Company (“Services Company”), which is owned by the Buckeye Pipe Line Services Company Employee Stock Ownership Plan Trust. For the purposes of the Plan, Services Company is considered an affiliate of the Partnership, and therefore, its employees are eligible for grants under the Plan.

     Securities Subject to the Plan. The equity securities subject to options under the Plan are Units. The number of Units issuable under the Plan may not exceed 1,400,000, subject to certain adjustments, as provided below under “Changes in Units.” If an option, or any portion thereof, expires, terminates, or is surrendered or cancelled for any reason without the full number of Units being issued to the optionee (including pursuant to a cancellation and new grant of options as described in “Cancellation and New Grant of Awards” below), the Units subject to the expired, terminated, surrendered or canceled portion of the option will again be available for subsequent grant under the Plan. Units issuable upon exercise of options may be previously issued and outstanding Units reacquired by the Partnership or certain of its affiliates or may be authorized but unissued Units, or may be partly of each.

     Options. Each option granted under the Plan will be evidenced by an option agreement in such form as the Committee prescribes, which sets forth the terms of the option and the rights and obligations of the Partnership and the optionee.

     In general, the Plan provides that the option price per Unit may not be less than 100% of the fair market value of a Unit on the date of the option grant.

     Although option agreements may provide for a different vesting schedule, the Plan provides that options in general will vest in accordance with a schedule which provides that 100% of the Units subject to the options may be purchased beginning three years after the date of grant, provided the optionee remains an employee of the Partnership, General Partner, or any affiliate. An option shall become fully vested upon (i) the optionees’ termination of employment upon death, disability or retirement, (ii) the optionees’ termination of employment by the Partnership, General Partner of an affiliate without cause within one year after a merger or consolidation of the Partnership, a sale of substantially all the Partnership’s assets or the acquisition of effective voting control of the Partnership by another individual or entity, (iii) a determination by the Committee that acceleration of vesting is desirable for the Partnership or (iv) acceleration of vesting upon an Extraordinary Transaction as described in “Changes in Partnership Structure or Control” below.

     Once an option (or any portion) becomes vested in accordance with the foregoing schedule, the option (or such portion) remains exercisable for a period of seven years from the date of vesting, or for a shorter period specified by the Committee.

     The Committee may require, as a term of an option agreement, that the optionee accumulate and retain a minimum number of Units, as specified by the Committee in its discretion. The Committee shall permit an optionee to satisfy the unit retention requirement over a prescribed period. An optionee who fails to comply with the unit retention requirement after expiration of the prescribed period will not be eligible to receive further grants of options under the Plan.

     An optionee may pay the option price to the Partnership in the following forms: (i) cash, or (ii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board.

     An option is not assignable or transferable by the optionee other than by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order. During the lifetime of the optionee, an option is exercisable only by the optionee. The Plan provides that options may be exercised in certain circumstances following an optionee’s termination of employment, including termination as a result of the optionee’s death, disability or retirement.

     No optionee will have any rights of a Unitholder with respect to any Units covered by an option until the optionee has exercised the option, paid the option purchase price and been issued such Units.

     Distribution Equivalents. The Committee may grant, in its discretion and subject to such conditions, if any, as it may determine, options with a distribution equivalent feature that provides for the accrual of an amount equal to the regular quarterly Partnership distribution on the number of unvested Units subject to the options. Distribution equivalents are maintained in distribution equivalent accounts on the Partnership’s records. Distribution equivalents cease to accrue with respect to vested Units subject to an option. No interest accrues or is payable to the balance in any distribution equivalent account. Any special Unit distributions declared by the Board will be credited to the distribution equivalent accounts only upon specific Committee approval.

     As a term of an option agreement, the Committee may condition the optionee’s receipt of the distribution equivalent account value upon continued service and upon the achievement of such corporate performance goals as the Committee may establish in its discretion. If the Committee conditions the receipt of distribution equivalents on the achievement of performance goals, the Committee shall establish a performance period and goals on such terms as it deems appropriate. At the end of the specified period, the Committee shall (i) adjust the accumulated distribution equivalents to reflect the achievement of such performance goals, which may result in an increase or decrease in distribution equivalents credited to an optionee’s account, and (ii) distribute the distribution equivalents, as adjusted, in cash to the optionees who have met the applicable service requirement. The Committee may increase the distribution equivalents credited to an optionee’s account based on achievement of performance goals to a maximum of 200% of the distribution equivalents otherwise credited to the optionee’s account. Distribution equivalents shall be paid on specified dates in accordance with the requirements of Section 409A of the Code, if applicable.

     Changes in Units. If any change is made to the Units issuable under the Plan or the Partnership makes a distribution of cash, Units, assets or other property to Unitholders which results from the sale or disposition of a major asset or separate operating division of the Partnership or any other extraordinary event, and in the judgment of the Committee, such change or distribution would significantly dilute the rights of optionees, then the Committee may make appropriate adjustments in the maximum number of Units issuable under the Plan to reflect such change or distribution on the Partnership’s capital structure, and may make appropriate adjustments to the number of Units and the purchase price subject to outstanding options to prevent the dilution of benefits intended for optionees under the Plan. The adjustments, if any, determined by the Committee will be final, binding and conclusive.

     Changes in Partnership Structure or Control. Under the Plan, an “Extraordinary Transaction” will occur if (i) the Unitholders approve a merger or consolidation of the Partnership with any other entity, other than a merger or consolidation which would result in the Unitholders retaining at least 75% of the total equity interest of the surviving entity immediately after such merger or consolidation; (ii) a plan of complete dissolution of the Partnership is adopted or the Unitholders approve an agreement for the sale or disposition by the Partnership (in one transaction or a series of transactions) of all or substantially all of the Partnership’s assets; or (iii) the General Partner is removed, or any person or entity except one or more of the equity interest holders of the General Partner or any employee benefit plan of the General Partner (or of any affiliate or any person or entity organized, appointed or established by the General Partner for or pursuant to the terms of any such employee benefit plan), together with all affiliates of such person or entity, becomes, directly or indirectly, the beneficial owner, or the holder of proxies, in the aggregate of 51% or more of the general partnership interests of the Partnership.

     In the event of an Extraordinary Transaction, each option outstanding under the Plan and not fully exercisable will become fully exercisable during the ten business day period immediately prior to the specified effective date of the Extraordinary Transaction, all Units purchased upon the exercise of such options will be delivered to the optionee immediately prior to the specified effective date of the Extraordinary Transaction, and all accumulated distribution equivalents, if any and without adjustment, will be paid to the optionee in cash. No such acceleration or payment will occur in connection with an Extraordinary Transaction if the terms of the agreement for the Extraordinary Transaction require as a condition to the consummation of the Extraordinary Transaction that outstanding options will be assumed by, or replaced with comparable options (as determined by the Committee) to purchase or receive securities of, the successor entity or its affiliate. The determination of comparability, if any, by the Committee will be final, binding and conclusive. Upon consummation of an Extraordinary Transaction, each outstanding option, to the extent not previously exercised or paid in full or assumed by a successor entity, will terminate.

     Further, in the event of an Extraordinary Transaction, the Committee shall have the discretion to cancel outstanding options in whole or in part, subject to such conditions as the Committee may determine, upon payment to the optionees with respect to options then exercisable of an amount in cash equal to the excess of (i) the fair market value (at the effective date of the Extraordinary Transaction) of the consideration the optionee would have received in the Extraordinary Transaction if the option had been exercised immediately prior to the effective date of such Extraordinary Transaction, over (ii) the aggregate exercise price of such option. The Committee may determine that accumulated distribution equivalents will be paid to optionees in cash.

     Amendment and Termination. The Committee has complete and exclusive power and authority to terminate or amend the Plan and may amend outstanding options issued under the Plan in any or all respects whatsoever, subject to the terms of the Plan. However, no such termination or amendment may adversely affect the rights of an optionee with respect to outstanding options under the Plan unless the optionee consents to such amendment or modification. Furthermore, the Committee may not amend the Plan without approval of the Unitholders if such amendment would (i) materially increase the maximum number of Units issuable thereunder (except for certain adjustments in the event of changes in the Partnership’s capital structure as described generally above), (ii) materially modify the eligibility requirements for the grant of options under the Plan, or (iii) materially increase the benefits accruing to individuals who participate in the Plan. However, the Committee may amend the Plan in such a manner as the Committee deems necessary or appropriate to comply with the requirements of Code Section 409A, which imposes requirements with respect to deferred compensation.

     Unless the Plan is sooner terminated by the Board, no option may be granted under the Plan after the earlier of (i) the 20th anniversary of the effective date of the Proposed Amendments to the Plan, or (ii) the date on which all Units available for issuance under the Plan have been issued.

Federal Tax Consequences

     The following is a general description of the federal income tax consequences of options granted under the Plan. It does not purport to be complete. In particular, this general description does not discuss the applicability of the income tax laws of any state or foreign country.

     Options granted under the Plan are non-statutory options under the Code. There are no federal income tax consequences to optionees, the Partnership or the General Partner upon the grant of an option under the Plan. Generally, upon the exercise of options, optionees will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Units at the time of exercise over the purchase price of the option. The optionee will recognize ordinary compensation income when distribution equivalents are paid to the optionee. The Partnership generally will be entitled to a corresponding federal income tax deduction.

     Upon the sale of Units acquired by exercise of an option, an optionee generally will have gain or loss (which may consist of both ordinary and capital gain and loss elements depending upon the Partnership’s taxable income and loss during the period in which the Units were held). The optionee’s adjusted tax basis in the Units will be the purchase price plus the amount of ordinary income recognized by the optionee at the time of exercise of the option, adjusted for intervening Partnership gains or losses and distributions.

Options Granted Under the Plan

     As of January  , 2005, out of the 720,000 Units authorized for grant under the Plan, an aggregate of 680,400 Units (net of cancellations) subject to options had been awarded, and 39,600 Units remained available for grant. If the Proposed Amendments to the Plan are approved, the total number of Units that may be issued will be 1,400,000 Units, meaning that 719,600 Units will be available for grant under the Plan, as amended by the Proposed Amendments.

     No grants have been made that are subject to Unitholder approval of the Proposed Amendments to the Plan. Because grants under the Plan are discretionary, it is not possible at present to predict the number of grants or the persons to whom grants will be made in the future under the Plan.

     The last sales price of the Partnership’s Units on January    , 2005, was $    per Unit.

Text of the Plan

     The full text of the Plan, marked to show the Proposed Amendments, is attached as Appendix A to this Consent Solicitation Statement. The statements made in this Consent Solicitation Statement with respect to the Proposed Amendments should be read in conjunction with, and are qualified in their entirety by reference to, the full text of the Plan attached as Appendix A to this Consent Solicitation Statement.

THE CONSENT SOLICITATION

Voting Securities, Record Date and Outstanding Units

     This Solicitation is being made pursuant to the provisions of Section 16.4 of the Partnership Agreement and is subject to the conditions in this Consent Solicitation Statement and the accompanying form of Consent. No meeting of the Unitholders is contemplated to be held for the purpose of considering the Proposed Amendments. Only record holders of Units at the close of business on December 31, 2004 will be taken into account for the purpose of determining whether the requisite approval of the Proposed Amendments has been obtained. Each Unitholder entitled to vote shall have one vote for each Unit outstanding in such Unitholder’s name.

     On the Record Date, there were a total of 34,281,246 Units outstanding, which were held by approximately 34,000 Unitholders.

Consent and Revocation of Consent

     The General Partner will accept forms of Consent at any time before 5:00 p.m., eastern standard time, on the Expiration Date, which is February 28, 2005. The enclosed form of Consent, when properly completed and returned, will constitute a Unitholder’s consent, or the withholding of consent, to the approval of the Proposed Amendments in accordance with the instructions contained therein. If a Unitholder executes and returns a form of Consent and does not specify otherwise, the Units represented by such form of Consent will be voted “for” approval of the Proposed Amendments in accordance with the recommendation of the General Partner.

     A Unitholder who has executed and returned a form of Consent may revoke it at any time before 5:00 p.m., eastern standard time, on the Expiration Date by (i) executing and returning a form of Consent bearing a later date, or (ii) filing written notice of such revocation with the Secretary of the General Partner stating that the form of Consent is revoked. Any such written notice or later dated form of Consent should be sent to the principal executive offices of the Partnership at 5002 Buckeye Road, Emmaus, Pennsylvania 18049, Attention: Stephen C. Muther, Senior Vice President – Administration, General Counsel and Secretary.

Required Vote

     The Proposed Amendments require the approval of holders of a majority of the outstanding Units as of the close of business on the Record Date.

     Because the approval of holders of a majority of the outstanding Units is required to approve the Proposed Amendments, not returning the form of consent will have the same effect as a vote against the Proposed Amendments.

     Services Company, which is owned by the Buckeye Pipe Line Services Company Employee Stock Ownership Plan Trust, owned 2,395,173 Units as of the Record Date (approximately 7 percent of the Units outstanding), and MainLine Sub LLC (“MainLine Sub”), which is the parent company of the General Partner, owned 80,000 Units as of the Record Date (approximately 0.2 percent of the Units outstanding). The executive officers and directors of the General Partner owned 112,300 Units (approximately 0.3 percent of the Units outstanding) as of the Record Date. Each of Services Company, MainLine Sub, and each executive officer and director of the General Partner who holds Units has advised the General Partner that it intends to consent, as to the Units it owns, to the Proposed Amendments. Therefore, in addition to the Units held by Services Company, MainLine Sub and the executive officers and directors of the General Partner, the consent of holders of an additional 14,553,151 Units is required to approve the Proposed Amendments. For further information concerning the ownership of Units by the General Partner’s affiliates, executive officers and directors, see “Security Ownership of Certain Beneficial Owners and Management” on page 11.

Solicitation of Consents

     The cost of soliciting consents will be borne by the Partnership. To assist in the solicitation of consents, the Partnership has engaged MacKenzie Partners, Inc. for a fee of approximately $7,500, plus reasonable out-of-pocket expenses. In addition, the Partnership will reimburse brokers, banks and other persons holding Units in their names, or in the names of nominees, for their expenses in sending these Solicitation materials to beneficial owners.

     Other than as discussed above, the Partnership has made no arrangements and has no understanding with any independent dealer, salesman or other person regarding the solicitation of consents hereunder, and no person has been authorized by the Partnership to give any information or to make any representation in connection with the solicitation of consents to the Proposed Amendments, other than those contained herein and, if given or made, such other information or representations must not be relied upon as having been authorized. In addition to solicitations by mail, consents may be solicited by directors, officers and other employees of the General Partner, who will receive no additional compensation therefor, and by representatives of MacKenzie Partners, Inc.

No Appraisal Rights

     Unitholders who object to the Proposed Amendments and the resulting changes to the Plan will have no appraisal, dissenters’ or similar rights (i.e., the right to seek a judicial determination of the “fair value” of their Units and to compel the purchase of their Units for cash in that amount) under Delaware law or the Partnership Agreement, nor will such rights be voluntarily accorded to holders of Units by the Partnership. Thus, approval of the Proposed Amendments by holders of a majority of the outstanding Units will be binding on all holders of Units, and objecting holders of Units will have no alternative other than selling their Units prior to the effective date of the Proposed Amendments.

Notice to Unitholders

     The General Partner will notify Unitholders of the results of this Solicitation promptly after the Expiration Date.

Your Consent is important, regardless of the number of Units you own. Accordingly, please complete, sign and return your Consent promptly.

INTEREST OF DIRECTORS AND EXECUTIVE OFFICERS IN PROPOSED AMENDMENTS

     Since July 14, 1998, members of the Board of Directors and executive officers of the General Partner have not been eligible to receive grants of Unit options under the Plan or to receive any material increases in benefits with respect to previously granted Unit options as a result of Plan amendments. The Proposed Amendments do not change these limitations on eligibility. On January 1, 2005, Eric A. Gustafson became the General Partner’s Senior Vice President – Operations and Technology. Prior to such date, Mr. Gustafson was an employee of Services Company and was not an executive officer of the General Partner, making him eligible for grants under the Plan. Mr. Gustafson currently holds 11,100 Unit options, which were granted to him between February 2002 and February 2004. The exercise price of these Unit options varies between $36.56 and $42.10 per Unit option. The Proposed Amendments would not allow Mr. Gustafson to receive any additional Unit options, nor would they allow any material increases in benefits with respect to the previously granted Unit options. No other director or executive officer of the General Partner holds Unit options. Accordingly, apart from the interests of the Partnership in having the Proposed Amendments approved, the members of the Board of Directors and the executive officers of the General Partner do not have a substantial interest in the passage of the Proposed Amendments.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

     The General Partner is wholly owned by MainLine Sub, which is in turn wholly owned by MainLine L.P., a Delaware limited partnership (“MainLine”). MainLine Sub also owns 80,000 of the Partnership’s Units. The General Partner owns approximately a 1 percent general partner interest in the Partnership and approximately a 1 percent general partner interest in each of the Partnership’s operating partnership subsidiaries (the “Operating Partnerships”). MainLine Sub also has certain rights to incentive compensation under the Incentive Compensation Agreement, dated as of December 15, 2004, between MainLine Sub and the Partnership (the “Incentive Compensation Agreement”).

     As of December 31, 2004, Services Company owned 2,395,173 Units, or approximately 7 percent of the outstanding Units. No other person or group is known to be the beneficial owner of more than 5 percent of the Units as of December 31, 2004.

     The following table sets forth certain information, as of December 31, 2004, concerning the beneficial ownership of Units by each director of the General Partner, the Chief Executive Officer of the General Partner, the three other officers of the General Partner and by all directors and executive officers of the General Partner as a group. Such information is based on data furnished by the persons named. Based on information furnished to the General Partner by such persons, no director or executive officer of the General Partner owned beneficially, as of December 31, 2004, more than 1 percent of any class of equity securities of the Partnership or any of its subsidiaries outstanding at that date.

Name	Number of Units (1)
Brian F. Billings	17,500
Eric A. Gustafson	11,200
Michael B. Hoffman	80,000	(3)
Edward F. Kosnik	14,000
David M. Leuschen	80,000	(3)
Joseph A. LaSala, Jr.	0
Stephen C. Muther	23,100
Jonathan O’Herron	20,800	(2)
William H. Shea, Jr.	100,200	(2)(3)
Frank S. Sowinski	5,500
Robert B. Wallace	0
Andrew W. Ward	80,000	(3)
All directors and executive officers as a group (consisting of 12 persons)	192,300	(4)

(1)	Unless otherwise indicated, the persons named above have sole voting and investment power over the Units reported.

(2)	The Units owned by the persons indicated have shared voting and investment power with their respective spouses.

(3)	Includes the 80,000 Units owned by MainLine Sub, over which the indicated persons share voting and investment power by virtue of their membership on the Board of Managers of MainLine Management LLC, which is the general partner of the sole member of MainLine Sub. Such individuals expressly disclaim beneficial ownership of such Units.

(4)	The 80,000 Units owned by MainLine Sub are included in this total only once.

Changes of Control

     On May 4, 2004, the owners of MainLine Sub (which was then known as Glenmoor LLC) sold all of the outstanding limited liability company interests of MainLine Sub to MainLine (which was then known as BPL Acquisition L.P.). MainLine is owned by Carlyle/Riverstone Global Energy and Power Fund II, L.P. and certain members of the General Partner’s senior management. MainLine paid to the prior owners of MainLine Sub an aggregate of approximately $235 million in cash, subject to various adjustments.

     MainLine financed the purchase price through a combination of (a) equity capital from the Carlyle/Riverstone Global Energy and Power Fund II, L.P. and certain members of senior management and (b) the proceeds from a $100.0 million secured credit and guaranty agreement (the “Original Credit Agreement”), entered into at the closing of the sale by MainLine, Goldman Sachs Credit Partners L.P., as administrative agent (“GSCP”) and the various lenders party thereto. On December 17, 2004, the loans under the Original Credit Agreement were refinanced with a portion of the proceeds from a secured credit and guaranty agreement (the “Credit Agreement”), entered into by MainLine, GSCP and the various lenders party thereto. The Partnership was not a party to the Original Credit Agreement and is not a party to the Credit Agreement. The Credit Agreement is secured by pledges of substantially all of the assets of MainLine and MainLine Sub, including all of the outstanding limited liability company interests of each of MainLine Sub and the General Partner. If MainLine and MainLine Sub default on their obligations under the Credit Agreement, the lenders could exercise their rights under these pledges, which could result in a future change of control of the Partnership.

PLEASE NOTE:

     Attached as Appendix A is a copy of the Plan, marked to show the Proposed Amendments. The redlining shows text proposed to be deleted with a line through it and text proposed to be added as bolded.

APPENDIX A

BUCKEYE PARTNERS, L.P.

UNIT OPTION AND DISTRIBUTION EQUIVALENT PLAN

Amended and Restated
as of [~~April 24, 2002~~]March 1, 2005

UNIT OPTION AND DISTRIBUTION EQUIVALENT PLAN

1. Purpose

     The Unit Option and Distribution Equivalent Plan (the “Plan”) of Buckeye Partners, L.P., a Delaware limited partnership (the “Partnership”), is designed to assist the Partnership, Buckeye [~~Pipe Line Company~~]GP LLC, the Partnership’s general partner (the “General Partner”), and Affiliates[ ~~of the Partnership and the General Partner~~] in attracting and retaining employees of outstanding competence and to enable selected officers and key employees of the Partnership, the General Partner and Affiliates to acquire or increase ownership interests in the Partnership on a basis that will encourage them to perform at increasing levels of effectiveness and to use their best efforts to promote the growth and profitability of the Partnership. Consistent with these objectives, the Plan authorizes the granting of options (the “Options”) to acquire limited partnership interests in the Partnership represented by units (the “Units”) to selected officers and key employees (the “Optionees”) pursuant to the terms and conditions hereinafter set forth. As used herein, the terms “Affiliate” and “Affiliates” refer to any domestic or foreign corporation, partnership, limited liability company or other entity that directly or indirectly controls, is controlled by or is under common control with either the Partnership or the General Partner. For purposes of this Plan, Buckeye Pipe Line Services Company shall be considered an Affiliate of the General Partner.

2. Effective Date of the Plan.

     Effective Date; Unitholder Approval. The Plan originally became effective April 25, 1991 [~~(the “Effective Date”)~~ ]and was further amended and restated as of April 24, 2002. This 2005 amendment and restatement was approved [~~on October 22, 1991, at a special meeting of~~]by the holders of Units (the “Unitholders”) [~~by a majority of the Unitholders then entitled to vote in person or by proxy at such meeting.~~]and became effective on March 1, 2005.

3. Administration.

     (a) Administration by Committee. The Plan shall be administered by either the Board of Directors of the General Partner (the “Board”), or a committee of the Board consisting of at least two (2) members of the Board (the “Committee”)[~~, provided that no member of the Board, if the Board is then administering the Plan, or member of the Committee, if the Committee is then administering the Plan, within the one (1) year period preceding the later of the Effective Date or such member’s appointment to the Board or the Committee, received an Option under the Plan or an option or similar award under any other Partnership plan or plan of an affiliate (as such term is defined in Rule 405 under the Securities Act of 1933, as amended), of the Partnership where any such award was made on a discretionary basis. Any member of the Board or Committee administering the Plan who does not satisfy the foregoing requirement shall not serve in any capacity in administering the Plan until one year has elapsed from the date such option or award was granted~~]. For purposes of the Plan, the term “Committee,” as used hereinafter, shall refer to the Board if the Board has not appointed the Committee to administer the Plan. The Committee shall have and exercise all of the powers and authority granted to it by the provisions of the Plan. Members of the Committee shall serve, and may be removed, at the pleasure of the Board.

     (b) Quorum. For purposes of administration of the Plan, a majority of the members of the Committee eligible to serve as such shall constitute a quorum, and any action taken by a majority of the members of the Committee present at any meeting at which a quorum is present, or acts approved in writing by a majority of such members of the Committee, shall be the acts of the Committee.

     (c) Committee Power. Subject to the express provisions of the Plan, the Committee shall have full authority (i) to decide when Options will be granted under the Plan, (ii) to select Optionees under the Plan[~~,~~] and (iii[~~) to determine which Optionees may be entitled to the benefits of the General Partner’s Unit Option Loan Program adopted as of the Effective Date (the “Loan Program”), and (iv~~]) to determine the number of Units to be covered by each Option, the price at which such Units may be purchased and any other terms and conditions of such Option, including the applicability of the Distribution Equivalent feature described in Section 7. The Board or the Committee may, by resolution, authorize one or more officers of the General Partner to do one or both of the following: (1) designate the Optionees, and (2) determine the number of Options to be received by such Optionees; provided, however, that the resolution so authorizing such officer or officers shall specify the total number of Options such officer or officers may so award. The Board or the Committee may not authorize an officer to designate himself or herself as a recipient of any such Options.

     (d) Plan Interpretation. Subject to the express provisions of the Plan, the Committee shall have full and express discretionary authority to interpret the Plan and any option agreements evidencing Options granted hereunder (the “Option Agreements”), to issue rules for administering the Plan, to change, alter, amend or rescind such rules, and to make all other determinations necessary or appropriate for the administration of the Plan. All determinations, interpretations and constructions made by the Committee pursuant to this Section 3 shall be final and conclusive. No member of the Committee shall be liable for any action, determination or omission taken or made in good faith with respect to the Plan or any Option granted hereunder. All Options shall be granted conditional upon the Optionee’s acknowledgement, in writing or by acceptance of the Option, that all decisions and determinations of the Committee shall be final and binding on the Optionee, his or her beneficiaries and any other person having or claiming an interest under such Option. Grants need not be uniform as among the Optionees.

4. Units Subject to Options.

     (a) Number, Source and Use of Units. The equity securities to be subject to Options granted under the Plan shall be limited partnership interests in the Partnership represented by Units. The aggregate number of Units which may be issued under Options granted pursuant to the Plan shall not exceed [~~720,000 (giving effect to the Unit split effective in January 1998)~~]1,400,000 Units, subject to further adjustment as provided in Sections 4(b) and 8(b) of the Plan. If an Option, or any portion thereof, expires, terminates or is surrendered or canceled for any reason (including pursuant to a cancellation and new grant of Options pursuant to Section 10) without the full number of Units being issued to the Optionee, the Units subject to such expired, terminated, surrendered or canceled portion of the Option shall be available for subsequent Option grants under this Plan. Units which are the subject of Options may be previously issued and outstanding Units reacquired by the Partnership or certain of its Affiliates and held in treasury, or may be authorized but unissued Units, or may be partly of each.

     (b) Adjustment Provisions. In the event that (i) any change is made to the Units issuable under the Plan pursuant to Section 8 or otherwise, or (ii) the Partnership makes any distribution of cash, Units, assets or other property to Unitholders which result from the sale or disposition of a major asset or separate operating division of the Partnership or any other extraordinary event and, in the judgment of the Committee, such change or distribution would significantly dilute the rights of Optionees hereunder then, subject to the provisions of Section 8 of the Plan, the Committee may make appropriate adjustments in the maximum number of Units issuable under the Plan to reflect the effect of such change or distribution upon the Partnership’s capital structure, and may make appropriate adjustments to the number of Units and the purchase price subject to each outstanding Option. The adjustments determined by the Committee shall be final, binding and conclusive.

     [ ~~(c) Further Authorization of Units; Conditional Option Grants. Options may be granted under this Plan with respect to Units in excess of the number specified in Section 4(a) hereof, provided that (i) an amendment to increase such maximum number of Units is adopted by the Committee prior to the initial grant of any such Options and such amendment, if material in amount, is thereafter submitted and approved by a majority of the Unitholders, and (ii) each Option so granted is not to become exercisable, in whole or in part, at any time prior to obtaining required approval.~~]

5. Eligibility

     [~~The~~]Subject to the immediately succeeding sentence, the persons who shall be eligible to receive Options pursuant to the Plan shall be such officers and key employees of the Partnership, the General Partner, or any Affiliate who can make a meaningful contribution to the Partnership’s success, as determined by the Committee from time to time. [~~Effective July 14, 1998, the~~]The following individuals shall not be eligible to receive [~~further~~ ]grants of Options under the Plan, nor shall they receive material increases in benefits with respect to previously granted Options[ ~~as a result of Plan amendments that become effective that date~~]: (1) a member of the Board of Directors[~~;~~] or (2) an officer of the General Partner[~~; or (3) a person determined~~] whose compensation is not reimbursed by [~~resolution to be an “insider” of~~ ]the Partnership[~~, General Partner or any Affiliate.~~ ] pursuant to the terms and conditions of the Third Amended and Restated Exchange Agreement dated as of December 15, 2004.

6. Options.

     (a) Grant of Options. Subject to the provisions of Section 4, Options may be granted at any time and from time to time as may be determined by the Committee. The Committee shall have complete discretion in determining the number of Options granted and the number of Units subject to such Options. The grant of Options under the Plan shall in no way affect the Partnership’s or the General Partner’s right to adjust, reclassify, reorganize or otherwise change the Partnership’s capital or business structure, nor shall the grant of any Option affect the Partnership’s or the General Partner’s right to merge, consolidate, dissolve, liquidate or sell or transfer any part of the Partnership’s business or assets.

     (b) Nature of Options. Options granted pursuant to the Plan shall be authorized by the Committee and shall be non-statutory options which are not intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

     (c) Terms and Conditions of Options. Each Option granted pursuant to the Plan shall be evidenced by an Option Agreement between the Partnership and the Optionee in such form or forms as the Committee, from time to time, shall prescribe, which agreements need not be identical to each other but shall comply, inter alia, with and be subject to the terms and conditions of this Section 6(c). In addition, the Committee may, in its absolute discretion, include in any Option Agreement other terms, conditions and provisions that are not inconsistent with the express provisions of the Plan.

          (i) Option Price. The price at which each Unit may be purchased pursuant to an Option granted under the Plan shall be not less than 100% of the higher of the “fair market value” for each such Unit (A) on the date the Committee approves the grant of such Option (the “Date of Grant”), or (B) on a future date if such is fixed on the Date of Grant by the Committee. The “fair market value” of the Units on any date shall be the mean between the high and the low prices of the Units on such date on the New York Stock Exchange (or the principal market in which the Units are traded, if the Units are not listed on that Exchange on such date), or if the Units were not traded on such date, the mean between the high and the low prices of the Units on the next preceding trading day during which the Units were traded. Anything contained in this subsection (i) to the contrary notwithstanding, in the event that the number of

Units subject to any Option is adjusted pursuant to 4(b) or 8(b) hereof, a corresponding adjustment shall be made in the price at which the Units subject to such Option may be purchased thereafter.

          (ii) Duration of Options. An Option (or portion thereof) granted under the Plan shall expire and all rights to purchase Units pursuant to the Option (or portion thereof) shall cease at the end of the day which is seven years following the date such Option (or portion thereof) became exercisable for the first time, or such lesser period as may be prescribed by the Committee and specified in the Option Agreement (the “Expiration Date”).

          (iii) Vesting of Options. The Units subject to each option granted hereunder may only be purchased to the extent that the Optionee is vested in such Option. An Optionee shall vest separately in each Option granted hereunder in accordance with a schedule determined by the Committee in its sole discretion, which will be appended to the Option Agreement. In the absence of any special circumstances, including the circumstances described in Sections 8 and [~~13~~]12 of the Plan or the terms of any vesting schedule contained in any Option Agreement which differ from the schedule below, the Committee will cause the Options to vest in accordance with the following schedule:

Number of anniversaries the Optionee has
remained in the employ of the Partnership,
the General Partner or any Affiliate	Extent to which the Optionee
following the Date of the Grant	is Vested
Under three	0%
Three or more	100%

At the time an Option (or portion thereof) becomes vested in accordance with the foregoing schedule, the Option (or such portion) shall remain exercisable for a period of seven (7) years following the date the Option (or such portion) became vested. Anything contained in this subsection (iii) to the contrary notwithstanding, an Optionee shall become fully (100%) vested in each of his or her Options upon (A) his or her termination of employment with the Partnership, the General Partner or an Affiliate for reasons of death, Disability or Retirement (as such terms are defined in Section [~~13~~]12); (B) his or her termination of employment by the Partnership, the General Partner or an Affiliate within one year after the merger of the Partnership into, consolidation of the Partnership with, or sale or transfer of all or substantially all the Partnership’s assets to, another entity, or within one year after the acquisition of effective voting control of the Partnership by any individual or entity or by any individuals or entities acting in concert (a good faith determination by the Committee that such control has been acquired shall be final and conclusive), in any such case for a reason other than discharge for cause; (C) a determination by the Committee in its sole discretion that acceleration of the Option vesting schedule would be desirable for the Partnership; or (D) such Options becoming vested pursuant to Section 8 of the Plan.

          (iv) Unit Retention Requirement. The Committee may require, as a term of an Option Agreement, that the Optionee accumulate and retain a minimum number of Units, as specified by the Committee in its discretion (“Unit Retention Requirement”). The Committee shall permit an Optionee to satisfy the Unit Retention Requirement over a [~~prescribed~~ ]period [~~of at least five years~~]determined by the Committee. An Optionee who fails to comply with the Unit Retention Requirement after expiration of the prescribed period shall not be eligible to receive further grants of Options under the Plan.

     (d) Purchase of Units Pursuant to Options. An Optionee may purchase Units subject to the vested portion of an Option in whole at any time, or in part from time to time, by delivering to the Secretary of the General Partner, or his designee, written notice specifying the number of Units with respect to which the Option is being exercised[~~, together with payment in full of~~]. The Optionee shall pay the purchase price of such Units in full, plus any applicable federal, state or local taxes for which the Partnership, the General Partner or any Affiliate has a withholding obligation in connection with such purchase. Such payment shall be payable to the Partnership in full [~~(i)~~ ]in cash[~~,~~] or (ii) [~~with the proceeds of a promissory note payable~~ ]by [~~the Optionee to the General Partner, but only~~]payment through a broker in accordance with [~~the provisions of, and from a person otherwise eligible under, the Loan Program, or any successor program as in effect from time to time, (A) in a principal amount of up to 95% of the payment due upon the purchase of Units subject to the Option, or such applicable lower percentage as may be specified~~]procedures permitted by [~~the Committee pursuant to the Loan Program, and (B) bearing interest at a rate not less than the applicable federal rate prescribed by Section 1274 of the Code, or any successor provision, or such higher rate as may be specified by the Committee pursuant to the Loan Program, and (iii) through any combination of (i) and (ii) above~~]Regulation T of the Federal Reserve Board. During the lifetime of the Optionee, the Option shall be exercised only by the Optionee and shall not be assignable or transferable by the Optionee other than (1) by will, (2) by the laws of descent and distribution, (3) pursuant to the terms of the Plan, or (4) pursuant to the terms of a qualified domestic relations order.

     (e) Unitholder Rights. An Optionee shall have none of the rights of a Unitholder with respect to any Units issuable pursuant to an Option under the Plan until such Optionee shall have been issued such Units upon the exercise or partial exercise of such Option.

     (f) Compliance with Rule 16b-3. The Committee may impose such conditions on the exercise of an Option as may be necessary to satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “1934 Act”), or any other comparable provisions in effect at the time.

7. Distribution Equivalents.

     (a) Distribution Equivalents. The Committee may grant, in its discretion and subject to such conditions, if any, as it shall determine, certain Options with a feature which would allow Optionees to accumulate accrued credit balances as adjusted in subsection (c) (the “Distribution Equivalents”). Only those Options which have been specifically awarded with Distribution Equivalents, as evidenced by the terms of the Option Agreement relating to such Option, shall be deemed to have the Distribution Equivalent feature. The Partnership shall maintain records with respect to each Option granted to an Optionee with Distribution Equivalents, calculated in accordance with subsection (b) (the “Distribution Equivalent Account”).

     (b) Calculation of Distribution Equivalents. From the date an Option is granted with a Distribution Equivalent feature until the earlier of (i) the date in which the Option (or portion thereof) becomes exercisable in accordance with Section 6(c) or 8, or (ii) the date of the Optionee’s termination of employment for any reason including death, Disability or Retirement, as such terms are defined as in Section [~~13,~~]12, the Partnership shall record in each Distribution Equivalent Account on the date of each regular quarterly Partnership distribution, an amount equal to (x) the Partnership’s per Unit regular quarterly distribution as declared from time to time by the Board, multiplied by (y) the number of Units subject to such Option that have not vested. No interest shall be payable or credited to the balance in any Distribution Equivalent Account. Any special per Unit distributions declared by the Board may be credited to the Distribution Equivalent Accounts only upon specific Committee approval.

     (c) Use of Distribution Equivalents. As a term of an Option Agreement, the Committee may condition the Optionee’s receipt of the Distribution Equivalent Account value upon continued service and upon the achievement of such corporate performance goals as the Committee may establish in its discretion. If the Committee conditions receipt of Distribution Equivalents on performance goals, the Committee shall establish a performance period and performance goals with such terms as the Committee determines. At the end of the specified period[ ~~described in subsection (b)~~], the Committee shall (i) adjust the accumulated Distribution Equivalents to reflect the achievement of such performance goals (which may result in an increase or decrease in the Distribution Equivalents credited to the Distribution Equivalent Account) and (ii) distribute [~~to each Optionee any~~]the Distribution Equivalents, as adjusted, in cash to each Optionee who has met the applicable service requirements. If the Committee increases an Optionee’s Distribution Equivalents based on achievement of performance goals, the maximum amount that may be credited to the Optionee’s Distribution Equivalent Account for a specified period is 200% of the Distribution Equivalents otherwise credited to the Distribution Equivalent Account pursuant to subsection (b) above for the applicable performance period. Notwithstanding anything in the Plan to the contrary, Distribution Equivalents shall be paid on specified dates or as otherwise required in order to comply with the requirements of Section 409A of the Code, if applicable.

8. Adjustments Upon Extraordinary Transactions or Changes in Partnership Control.

     (a) Extraordinary Transaction. In the event of one or more of the following transactions (an “Extraordinary Transaction”):

          (1) the Unitholders approve a merger or consolidation of the Partnership with any other entity, other than a merger or consolidation which would result in the Unitholders retaining at least 75% of the total equity interest of the surviving entity, as represented by the percentage of Units or equity securities of the Partnership or such surviving entity held by the Unitholders immediately after such merger or consolidation;

          (2) a plan of complete dissolution of the Partnership is adopted or the Unitholders approve an agreement for the sale or disposition by the Partnership (in one transaction or a series of transactions) of all or substantially all the Partnership’s assets; or

          (3) the General Partner is removed, or any person or entity except one or more of the [~~stockholders, as of the date hereof, of Glenmoor, Ltd. (“Glenmoor”)~~]equity interest holders of the General Partner or any employee benefit plan of the General Partner (or of any [~~Affiliate~~]affiliate or any person or entity organized, appointed or established by the General Partner for or pursuant to the terms of any such employee benefit plan), together with all [~~Affiliates~~]affiliates of such person or entity, becomes, directly or indirectly, the beneficial owner, or the holder of proxies, in the aggregate of 51% or more of the general partnership interests of the Partnership, then (i) each Option at the time outstanding under the Plan and not then otherwise fully exercisable shall, during the ten (10) business day period immediately prior to the specified effective date for the Extraordinary Transaction, become fully exercisable for up to the total number of Units purchasable or issuable thereunder and may be exercised for all or any portion of the Units for which the Option is so accelerated, (ii) all Units issuable upon the exercise of Options under this Section 8(a) of the Plan shall be delivered to the Optionee immediately prior to the specified effective date for the Extraordinary Transaction, and (iii) all accumulated Distribution Equivalents, without adjustment pursuant to Section 7(c), shall be paid to the Optionee in cash. Notwithstanding the foregoing, if the Extraordinary Transaction is abandoned, (A) any Units not purchased upon exercise of such Option shall continue to be available for purchase in accordance with the other provisions of the Plan, and (B) to the extent that any Option not exercised prior to such amendment shall have vested solely by operation of this Section 8, such vesting shall be deemed annulled, and the vesting schedule set forth in Section 6(c), or in the Option Agreement if different from the vesting schedule in Section 6(c), shall be reinstituted as of the date of such abandonment.

     In no event shall any such acceleration or payment in connection with an Extraordinary Transaction occur if the terms of the agreement governing the Extraordinary Transaction require, as a condition to consummation, that the outstanding Options shall either be assumed by the successor entity, or its [~~Affiliate~~]affiliate, or be replaced with a comparable option or right to purchase or receive securities of the successor entity or [~~Affiliate~~]affiliate. The determination of such comparability shall be made by the Committee, and its determination shall be final, binding and conclusive. Upon consummation of an Extraordinary Transaction, all outstanding Options under the Plan shall, to the extent not previously exercised or assumed by the successor entity or its [~~Affiliate~~]affiliate, terminate. For purposes of this Section 8, the term “affiliate” means any domestic or foreign corporation, partnership, limited liability company or other entity that directly or indirectly controls, is controlled by or is under common control with the party in question.

     Notwithstanding the above, in the event of any Extraordinary Transaction, the Committee shall have the discretion to cancel outstanding Options in whole or in part, subject to such conditions as the Committee may determine, upon payment to Optionees with respect to each Option then exercisable an amount in cash equal to the [~~difference between~~]excess of (i) the fair market value (at the effective date of such Extraordinary Transaction) of the consideration the Optionee would have received in the Extraordinary Transaction if the Option had been exercised immediately prior to the effective date of such Extraordinary Transaction [~~and~~]over (ii) the aggregate exercise price of such Option. In that event, the Committee may determine that accumulated Distribution Equivalents shall be paid to the Optionees in cash.

     (b) If any change is made to the Units issuable under the Plan by reason of an Extraordinary Transaction that does not result in the termination of all outstanding Options, the Committee may adjust the maximum number of Units issuable under the Plan, the number of Units subject to Options, and the Option price of any outstanding Options.

9. Valuation.

     For purposes of the Plan, the term “fair market value,” when used in connection with a discussion concerning the value of a Unit, shall represent the value described in Section 6(c)(i). When used in connection with a discussion concerning the value of a right, an asset or other property, other than a Unit, the term “fair market value” shall mean, on any relevant date, the market value of such asset, as determined by the Committee in accordance with such method of valuation as the Committee shall determine to be reasonable and appropriate.

[~~10. Cancellation and New Grant of Awards.~~]

[ ~~The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding Options under the Plan and to grant in substitution therefor new Options under the Plan covering the same or different number and class of Units but having a purchase price per Unit not less than fair market value of a Unit on the new Date of Grant. The Committee may permit the voluntary surrender of all or a portion of any Option to be conditioned upon the granting to the Optionee under the Plan of a new Option for the same or a different number of Units as the Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Option to such Optionee. Such new Option shall be exercisable at the price, during the period, and in accordance with any other terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the price, period of exercise, or any other terms or conditions of the Options surrendered.~~]

[~~11.~~]10. Term of Plan.

     Unless the Plan is sooner terminated in accordance with Section 8 or by the Committee, no further Options shall be granted under the Plan after the earlier of (i) the twentieth (20th) anniversary of the [~~Effective Date,~~]effective date of the 2005 amendment and restatement of the Plan, as described in Section 2 above or (ii) the date on which all Units available for issuance under the Plan have been issued.

[~~12.~~]11. Amendment of the Plan and Awards.

     The Committee shall have complete and exclusive power and authority to terminate or amend the Plan and the Committee may amend outstanding Options issued under the Plan in any or all aspects whatsoever not inconsistent with the terms of the Plan; provided, however, that no such termination or amendment shall adversely affect the rights of an Optionee with respect to Options at the time outstanding under the Plan unless the Optionee consents to such amendment; and provided, further, that the Committee shall not, without the approval of the Unitholders, amend the Plan to (i) materially increase the maximum number of Units which may be issued under the Plan, except for permissible adjustments under Section 4(b), (ii) materially increase the benefits accruing to individuals who participate in the Plan, or (iii) materially modify the eligibility requirements for the grant of Options under the Plan. Notwithstanding the foregoing, the Committee may amend the Plan in such manner as the Committee deems necessary or appropriate to comply with the requirements of Section 409A of the Code.

[~~13.~~]12. Treatment of Options Upon Optionee’s Termination of Employment.

     Unless otherwise determined by the Committee, the following rules shall apply in the event of an Optionee’s termination of employment with the Partnership, the General Partner or any Affiliate:

     (a) Termination for Cause; Voluntary Termination Without Consent. In the event of an Optionee’s termination of employment with the Partnership, the General Partner or any Affiliate either (i) for cause or (ii) voluntarily on the part of the Optionee and without the written consent of [~~his or her employer~~]the Secretary of the General Partner, or his designee, any and all Option(s) held by such person shall immediately terminate.

     (b) Termination in Special Circumstances. In the event of an Optionee’s termination of employment with the Partnership, the General Partner or any Affiliate under circumstances other than those specified in subsection (a) hereof and for reasons other than death, Disability or Retirement (as defined in subsection (d) hereof), such Option shall terminate on the date which is 90 days from the date of such termination of employment or on its Expiration Date, whichever shall first occur; provided, however, that if the Optionee is a former officer of the [~~Partnership~~]General Partner subject to Section 16 of the 1934 Act who terminates employment pursuant to this subsection (b), his or her Options shall terminate on (i) the date which is the later of (A) 90 days from the date of such termination of employment, or (B) six months and ten days after such person’s last purchase or sale, for purposes of Section 16, of Units or any derivative security thereto prior to his or her ceasing to be such an officer, or (ii) their Expiration Date, whichever shall first occur.

     (c) Death of Optionee. In the event of the death of an Optionee (i) while he or she is employed by the Partnership, the General Partner or any Affiliate, or (ii) if subsections (b) or (d) hereof is applicable, during the respective periods of time specified therein following his or her termination of employment, such Option shall become fully exercisable, but shall terminate on the first anniversary of the Optionee’s death, Disability or Retirement (as such terms are defined in subsection (d) hereof) or on its Expiration Date, whichever shall first occur.

     (d) Disability or Retirement of Optionee. In the event of the Optionee’s termination of employment with the Partnership, the General Partner or any Affiliate for reasons of the inability, due to mental or physical infirmity, of the Optionee to discharge the regular responsibilities and duties of his or her employment with the Partnership, the General Partner or any Affiliate, as the case may be (“Disability”), or for reasons of termination of employment other than discharge for cause (i) at or after age 65, or (ii) before age 65 provided the Optionee has at the time of such termination satisfied the age and vesting requirements for normal or early retirement pursuant to the terms of any “defined benefit plan” (as such term is defined in Section 3(35) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provision) maintained by the Partnership, the General Partner or any Affiliate in which the Optionee participates, or (iii) if the Optionee does not participate at the time of such termination in such a “defined benefit plan,” at or after age 55 and before age 65 provided the Optionee has been employed by the Partnership, the General Partner or any Affiliate for at least five full years (any of which terminations in clauses (i)-(iii) above shall constitute “Retirement”), such Option shall become fully exercisable, but shall terminate on the date which is a number of years after the date of such termination of employment as shall be fixed by the Committee or on its Expiration Date, whichever shall first occur.

     (e) Limitations of Option Acceleration Upon Termination of Employment of Optionee. Anything contained in this Section [~~13~~]12 to the contrary notwithstanding, an Option may only be exercised following the Optionee’s termination of employment with the Partnership, the General Partner or any Affiliate for reasons other than death, Disability or Retirement if, and to the extent that, such Option was exercisable immediately prior to such termination of employment.

     (f) Certain Transfers of Employment. An Optionee’s transfer of employment between or among the Partnership, the General Partner and an Affiliate or between or among Affiliates[ ~~of the Partnership~~], shall not constitute a termination of employment and the Committee shall determine in each case whether an authorized leave of absence for military service or otherwise shall constitute a termination of employment.

[~~14.~~]13. Issuance of Units; Restrictions.

     (a) Subject to the conditions and restrictions provided in this Section [~~14,~~]13, the Partnership shall, within twenty (20) business days after an Option has been duly exercised in whole or in part, deliver to the person who exercised the Option a certificate, registered in the name of such person, for the number of Units with respect to which the Option has been exercised. The Partnership may legend any certificate issued hereunder to reflect any restrictions provided for in this Section [~~14.~~]13.

     (b) Unless the Units subject to Options granted under the Plan have been registered under the Securities Act of 1933, as amended (the “1933 Act”), (and, in the case of any Optionee who may be deemed an [~~Affiliate~~]affiliate of the Partnership for purposes of the 1933 Act, such Units have been registered under the 1933 Act for resale by such Optionee), or the Partnership has determined that an exemption from registration is available, the Partnership may require prior to and as a condition of the issuance of any Units that the person exercising an Option hereunder furnish the Partnership with a written representation in a form prescribed by the Committee to the effect that such person is acquiring said Units solely with a view to investment for his or her own account and not with a view to the resale or distribution of all or any part thereof, and that such person will not dispose of any of such Units otherwise than in accordance with the provisions of Rule 144 under the 1933 Act unless and until either the Units are registered under the 1933 Act or the Partnership is satisfied that an exemption from such registration is available.

     (c) Anything contained herein to the contrary notwithstanding, the Partnership shall not be obligated to sell or issue any Units under the Plan unless and until the Partnership is satisfied that such sale or issuance complies with (i) all applicable requirements of the New York Stock Exchange (or the governing body of the principal market in which such Units are traded, if such Units are not then listed on such Exchange), (ii) all applicable provisions of the 1933 Act, and (iii) all other laws or regulations by which the Partnership is bound or to which the Partnership is subject.

     [~~15.~~]14. General Provisions.

     (a) No Right to Employment. Nothing contained in the Plan or any Option Agreement shall confer, and no grant of an Option shall be construed as conferring, upon any Optionee any right to continue in the employ of the Partnership, the General Partner or any Affiliate or to interfere in any way with the right of the Partnership, the General Partner or any Affiliate to terminate his or her employment at any time or increase or decrease his or her compensation from the rate in effect at the Date of Grant.

     (b) No Limit on Other Compensatory Arrangements. Nothing contained in this Plan shall prevent the Partnership, the General Partner or any Affiliate from adopting other or additional compensation arrangements (which may include arrangements which relate to Options under the Plan), and such arrangements may be either generally applicable or applicable only in specific cases.

APPENDIX B

FORM OF CONSENT

BUCKEYE PARTNERS, L.P.
5002 Buckeye Rd.
Emmaus, Pennsylvania 18049

CONSENT AND VOTE FOR ADOPTION
OF PROPOSED AMENDMENTS TO THE
UNIT OPTION AND DISTRIBUTION EQUIVALENT PLAN OF BUCKEYE PARTNERS, L.P.

     The undersigned Unitholder of Buckeye Partners, L.P., a Delaware limited partnership, hereby revokes all prior consents given with respect to the matters covered hereunder, and acknowledges receipt of the Consent Solicitation Statement dated January  , 2005.

     THE LIMITED PARTNERSHIP UNITS REPRESENTED BY THIS SIGNED CONSENT WILL BE TREATED AS HAVING CAST A VOTE IN ACCORDANCE WITH THE BOX YOU MARK ON THE REVERSE SIDE.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS CONSENT USING THE ENVELOPE PROVIDED,
WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

FOLD AND DETACH HERE

THE GENERAL PARTNER	Please mark your votes as	/X/
RECOMMENDS	indicated in this example
A VOTE FOR THE PROPOSAL

Proposal: To approve the amended and restated Unit Option and Distribution Equivalent Plan of Buckeye Partners, L.P., which incorporates the Proposed Amendments described in the Consent Solicitation Statement. A copy of the amended and restated Unit Option and Distribution Equivalent Plan, marked to show the Proposed Amendments, is included in the accompanying Consent Solicitation Statement as Appendix A.

FOR	AGAINST

/ /	/ /

     If no box is marked above, but this Consent is otherwise properly completed and signed, the limited partnership units will be voted “FOR” the Proposal.

The solicitation of Consents will expire at 5:00 p.m., eastern standard time, on February 28, 2005, unless extended. Failure to return this Consent will have the same effect as a vote against the Proposal.

Dated __________________, 2005

Signature

Title or Authorization
(if signing in a representative capacity)

Signature of joint tenant (if jointly held)

Please execute this consent as your name appears on this form. When partnership units are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE